EXHIBIT 4

[LETTERHEAD OF KPMG S.A.]

CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the use of our report on the consolidated balance sheets of TotalFinaElf and its subsidiaries as of December 31, 2001, 2000 and 1999, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended December 31, 2001, all expressed in euros, dated March 13, 2002, except for Note 30 which is as of June 17, 2002, our report on the Valuation and Qualifying Account Schedule, dated March 13, 2002, and all references to our Firm included in TotalFinaElf's Annual Report on Form 20-F for the fiscal year ended December 31, 2001 and we hereby further consent to the incorporation by reference of such reports into:

(i)	The Post-Effective Amendment No. 1 on Form F-3 to Form F-4 Registration Statement (File no. 333-10154) for TotalFinaElf, filed with the SEC on September 8, 2000;

(ii)	The Form S-8 Registration Statement (File no. 333-13024) for TotalFinaElf, filed with the SEC on December 27, 2000; and

(iii)	The Form S-8 Registration Statement (File no. 333-13214) for TotalFinaElf, filed with the SEC on February 28, 2001.

/s/ KMPG S.A.

KPMG S.A.

Paris, France
June 24, 2002